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                    AMENDMENT NO. 17 TO MANAGEMENT AGREEMENT

     This Amendment No. 17 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005 and January 1, 2006 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of May, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:

               Portfolio                  Percentage of average daily net assets
----------------------------------------  --------------------------------------
Met/AIM Capital Appreciation Portfolio    0.80% of the first $100 million of
                                          such assets plus 0.75% of such assets
                                          over $100 million up to $200 million
                                          plus 0.70% of such assets over $200
                                          million up to $1 billion plus 0.65%
                                          of such assets over $1 billion.

Batterymarch Growth and Income Portfolio  0.65% of the first $500 million of such assets plus 0.55% of such assets
                                          over $500 million up to $1 billion
                                          plus 0.50% of such assets over $1
                                          billion up to $1.5 billion plus 0.45%
                                          of such assets over $1.5 billion up
                                          to $2 billion plus 0.40% of such
                                          assets over $2 billion

Batterymarch Mid-Cap Stock Portfolio      0.70%

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               Portfolio                  Percentage of average daily net assets
----------------------------------------  --------------------------------------
Federated High Yield Portfolio            0.60% of the first $150 million of
                                          such assets plus 0.55% of such assets
                                          over $150 million up to $250 million
                                          plus 0.50% of such assets over $250
                                          million

Loomis Sayles Global Markets Portfolio    0.70% of first $500 million of such
                                          assets plus 0.65% of such assets over
                                          $500 million up to $1 billion plus
                                          0.60% of such assets over $1 billion

Mercury Large-Cap Core Portfolio          0.775% of first $250 million of such
                                          assets plus 0.750% of such assets
                                          over $250 million up to $500 million
                                          plus 0.725% of such assets over $500
                                          million up to $1 billion plus 0.700%
                                          on such assets over $1 billion up to
                                          $2 billion plus 0.650% of such assets
                                          over $2 billion

MFS(R) Emerging Markets Equity Portfolio  1.05% of first $250 million of such assets plus 1.00% of such assets over
                                          $250 million up to $500 million plus
                                          0.85% of such assets over $500
                                          million up to $1 billion plus 0.75%
                                          of such assets over $1 billion

MFS(R)Value Portfolio                     0.725% of first $250 million of such
                                          assets plus 0.675% of such assets
                                          over $250 million up to $1.25 billion
                                          plus 0.600% of such assets over $1.25
                                          billion up to $1.5 billion plus
                                          0.500% of such assets over $1.5
                                          billion

Pioneer Fund Portfolio                    0.750% of first $250 million of such
                                          assets plus 0.700% of such assets
                                          over $250 million up to $500 million
                                          plus 0.675% of such assets over $500
                                          million up to $1 billion plus 0.650%
                                          of such assets over $1 billion up to
                                          $2 billion plus 0.600% of such assets
                                          over $2 billion

Pioneer Strategic Income Portfolio        0.75% of first $75 million of such
                                          assets plus 0.70% of such assets over
                                          $75 million up to $150 million plus
                                          0.65% of such assets over $150
                                          million.

Pioneer Mid-Cap Value Portfolio           0.750% of first $250 million of such
                                          assets plus 0.700% of such assets
                                          over $250 million up to $500 million
                                          plus 0.675% of such assets over $500
                                          million up to $1 billion plus 0.650%
                                          of such assets over $1 billion up to
                                          $2 billion plus 0.600% of such assets
                                          over $2 billion.

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               Portfolio                  Percentage of average daily net assets
----------------------------------------  --------------------------------------
Dreman Small-Cap Value Portfolio          0.825% of first $50 million of such
                                          assets plus 0.800% of such assets
                                          over $50 million up to $100 million
                                          plus 0.775% of such assets over $100
                                          million up to $500 million plus
                                          0.750% of such assets over $500
                                          million up to $1 billion plus 0.725%
                                          on such assets over $1 billion.

Janus Capital Appreciation Portfolio      0.65% on first $1 billion of such
                                          assets plus 0.60% of such assets over
                                          $1 billion.

Legg Mason Partners Managed Assets        0.50%
   Portfolio

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of May, 2006.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Jeffrey A. Tupper
                                            ------------------------------------
                                            Name: Jeffrey A. Tupper
                                            Title: Treasurer


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Richard C. Pearson
                                            ------------------------------------
                                            Name: Richard C. Pearson
                                            Title: Vice President